Designated Filer:	Nathan Lindenbaum
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 19, 2015

Joint Filer Information
Joint Filers:

1. Name:	Abigail Tambor 2012 Children’s Trust Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

2. Name:	MGS Partners, LLC Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

3. Name:	Nathan Lindenbaum Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

4. Name:	Nathan J Lindenbaum 1995 Children Trust Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

5. Name:	Naftali Asher Investments LLC Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

6. Name:	Victoria & Benjamin Feder 2012 Children’s Trust Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

7. Name:	Shari A. Lindenbaum 1994 Children’s Trust Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

8. Name:	Shari A. Lindenbaum Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601

9. Name:	Shai Tambor Address: c/o MGS Partners, LLC One University Plaza, Suite 407 Hackensack, NJ 07601